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                                                                    EXHIBIT 5(i)

                            SUB-ADVISORY AGREEMENT
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AGREEMENT made this 2nd day of March 1998, between First Tennessee Bank National
Association (herein called the "Investment Adviser") and Martin & Company, Inc., a Tennessee corporation (herein called the "Sub-Adviser").

     WHEREAS, the Investment Adviser is the investment adviser to First Funds, a business trust organized under the laws of Massachusetts (herein called the "Trust"), a registered open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act") consisting of one or more series of shares, each having its own investment policies; and

     WHEREAS, the Sub-Adviser is an investment adviser under the Investment Advisers Act of 1940; and

     WHEREAS, the Investment Adviser wishes to retain the Sub-Adviser to provide investment advisory services in connection with the Trust's Intermediate Bond Portfolio (herein called the "Portfolio") a series of the Trust; and

     WHEREAS , the Sub-Adviser is willing to provide such services to the Investment Adviser upon the conditions and for the compensation set forth below;

     NOW, THEREFORE, each party agrees as follows:

     1.   Appointment. (a) The Investment Adviser hereby appoints the Sub-
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Adviser its sub-adviser with respect to the Portfolio, as permitted in the
Investment Advisory and Management Agreement between the Investment Adviser and the Trust dated August 29, 1997 (such Agreement or the most recent successor advisory agreement between such parties is herein called the "Advisory Agreement"). The Sub-Adviser accepts such appointment and agrees to use its best professional judgment to make timely investment decisions for the Portfolio with respect to the investments of the Portfolio in accordance with the provisions of this Agreement for the compensation herein provided.

          (b) The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Trust or the Investment Adviser in any way or otherwise be deemed an agent of the Trust or the Investment Adviser.


     2.   Delivery of Documents. (a) The Investment Adviser shall provide to the
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Sub-Adviser copies of the Trust's most recent prospectus and statement of additional information (as each may be amended or supplemented from time to time) which relate to any class of shares representing interests in the Portfolio (each such prospectus and statement of additional
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information as presently in effect, and as they shall from time to time be amended and supplemented, is herein respectively called a "Prospectus" and a "Statement of Additional Information").

          (b) The Sub-Adviser will make available and provide to the Investment Adviser such financial accounting, and statistical information related to its duties and responsibilities hereunder as is necessary for the preparation of registration statements, reports, and other documents required by federal and state securities laws and such other information as the Trust's Board of Trustees (herein called the "Trustees") or the Investment Adviser may reasonably request for use by the Trust and its distributor for the underwriting and distribution of the Portfolio shares.


     3.   Sub-Advisory Services to the Portfolio. Subject to the supervision of
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the Investment Adviser, the Sub-Adviser will supervise the day-to-day operations of such portion of the Portfolio's assets as the Investment Adviser shall assign to the Sub-Adviser and perform the following services with respect to such portion of assets: (i) provide investment research and credit analysis concerning the Portfolio's investments, (ii) conduct a continual program of investment of the Portfolio's assets, (iii) place orders in accordance with paragraphs 4 to 7 hereof for all purchases and sales of the investments made for the Portfolio, and (iv) maintain the books and records required in connection with its duties hereunder. In addition, the Sub-Adviser will keep the Investment Adviser informed of developments materially affecting the Trust or the Portfolio. The Sub-Adviser will communicate to the Investment Adviser on each day that a purchase or sale of a security is effected for the Portfolio (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker, dealer, bank or other person (herein called "Brokers), if any, through which the purchase or sale will be effected (iv) the CUSIP number of the security, if any, (v) the Portfolio to which such purchase or sale pertains, and
(vi) such other information as the Investment Adviser may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory
Agreement. The Sub-Adviser will render to the Trustees such periodic and special reports as the Investment Adviser or the Trustees may reasonably request, including, if applicable, regular reports of the total brokerage business placed by it and the manner in which the allocation of such brokerage business has been accomplished. The Sub-Adviser will provide the services rendered by it hereunder in accordance with the Portfolio's investment objectives, policies, and restrictions as stated in its current Prospectus and Statement of Additional Information. Except for instructions or advice given to the Sub-Adviser by the Investment Adviser, the Investment Adviser shall not be responsible or liable for the investment merits of any decision by the Sub-Adviser to purchase, hold or sell a security for the Portfolio.

     4.   Brokerage: The Sub-Adviser may place orders pursuant to its investment
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determinations for the Portfolio either directly with the issuer or with any
Brokers. In placing orders, the Sub-Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. The Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. Consistent with these obligations, the Sub-Adviser may, subject to the approval of the Trustees, select Brokers on
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the basis of the research, statistical, and pricing services they provide to the
Portfolio. A commission paid to such Brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Sub-Adviser to the Portfolio and its other clients and that the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. In no instance will Portfolio securities be purchased from or sold to the Trust's principal underwriter, the Investment Adviser, the Sub-Adviser, or any affiliate (as defined in the 1940 Act) thereof, except to the extent permitted by SEC exemptive order or by applicable law. The Investment Adviser agrees to provide the Sub-Adviser a list of Brokers which are "affiliated persons" (as defined in the 1940 Act) of the Trust and the Investment Adviser. The Sub-Adviser agrees to furnish to the Investment Adviser and to the Trust a list of Brokers and dealers which are such "affiliated persons" of the Sub-Adviser. It is understood that neither the Investment
Adviser nor the Sub-Adviser has adopted a formula for selection of Brokers for the execution of the Portfolios investment transactions.


     5.   Transaction Procedures.  All investment transactions on behalf of the
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Portfolio will be consummated by payment to or delivery by the duly appointed custodian for the Portfolio (the "Custodian") , or such depositories or agents duly appointed by the Trustees and as may be designated by the Custodian in writing, as custodian for the Portfolio, of all cash and/or securities due to or from the Portfolio, and the Sub-Adviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Sub-Adviser in effecting transactions on behalf of the Portfolio shall advise the Custodian of all investment orders for the Portfolio placed by it with Brokers. The Investment Adviser shall issue, or cause to be issued, to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Sub-Adviser. The Portfolio is responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon the giving of proper instructions to the Custodian, the Sub-Adviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian, except that it shall be the responsibility of the Sub-Adviser to take appropriate action if the Custodian fails properly to confirm execution of the instructions to the Sub-Adviser in a written form duly agreed upon by the Custodian and the Sub-Adviser.


     6.   Compliance with Laws; Confidentiality. (a) The Sub-Adviser agrees that
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it will comply with all applicable rules and regulations of all federal and state regulatory agencies having jurisdiction over the Sub-Adviser in performance of its duties hereunder (herein called the "Rules"). The Sub-Adviser will treat confidentially and as proprietary information of the Trust all records and information relative to the Trust and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Investment Adviser and the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings
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for failure to comply, when required to divulge such information by duly constituted authorities, or when so requested by the Trust.


     (b) The Sub-Adviser is not authorized by the Trust or the Investment Adviser to take any action, including the purchase or sale of securities for the account of the Portfolio, (a) in contravention of (i) any investment restrictions set forth in the 1940 Act and the rules thereunder; (ii) specific written instructions adopted by the Trustees or the Investment Adviser and communicated to the Sub-Adviser; or (iii) the investment objectives, policies, and restrictions of the Portfolio as set forth in the Trust's registration statement as amended from time to time, or (b) which would have the effect of causing the Trust to fail to qualify or to cease to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, or any succeeding statute.


     (c) The Sub-Adviser agrees with respect to the services provided to the Portfolio that it:

     i) will conform with all applicable rules and regulations of the Securities and Exchange Commission ("SEC");

     ii) will not purchase shares of the Portfolio for its own investment account; and

     iii) will immediately notify the Trust and the Investment Adviser of the occurrence of any event which would disqualify the Sub-Adviser from serving as investment adviser of an investment company.

     7.   Control by Trust's Board of Trustees.  Any recommendations concerning
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the  Portfolio's investment program proposed by the Sub-Adviser to the Portfolio and to the Investment Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Portfolio pursuant hereto, shall at all times be subject to any applicable directives of the Board of Trustees of the Trust.

     8.   Services Not Exclusive.  The Sub-Adviser's services hereunder are not
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deemed to be exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

     9.   Books and Records.  In compliance with the requirements of Rule 3la-3
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of the  Rules, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust and the Investment Adviser any such records upon the request of the Trust or the Investment Adviser. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 3la-2, the records required to be maintained by the Sub-Adviser hereunder pursuant to Rule 3la-1 of the Rules.
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     10.  Expenses.  During the term of this Agreement, the Sub-Adviser will
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bear all expenses in connection with the performance of its services under this
Agreement. The Sub- Adviser shall not bear certain other expenses related to the operation of the Trust including, but not limited to: taxes levied against the Trust, the Portfolio or the Investment Adviser; interest; brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Portfolio; and any extraordinary expense items.

     11.  Compensation. (a) For the services provided and the expenses assumed
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pursuant to this Agreement, the Investment Adviser shall pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee payable as soon as practicable after the last day of each month, calculated using an annual rate of 0.30% (the "Annual Rate").

          (b) The monthly sub-advisory fee to be paid by the Investment Adviser to the Sub-Adviser shall be determined as of the close of business on the last business day of each month by multiplying one-twelfth of the Annual Rate by the Average Portfolio Net Assets (hereinafter defined) calculated monthly as of such day.

          (c) For the purposes of this paragraph, the "Average Portfolio Net Assets" shall be calculated monthly as of the last business day of each month and shall mean the sum of the net assets of the Portfolio calculated each business day during the month divided by the number of business days in the month (such net assets to be determined as of the close of business each business day and computed in the manner set forth in the Declaration of Trust of the Trust).


     12.  Limitation on Liability. (a) The Sub-Adviser will not be liable for
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any error or judgment or mistake of law or for any loss suffered by the
Investment Adviser, the Portfolio or the Trust in connection with the matters to which this Agreement relates, except that the Sub-Adviser shall be liable to the Investment Adviser, the Portfolio or the Trust for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part in the performance of its duties or reckless disregard by it of its obligations or duties under this Agreement.

     (b) The Sub-Adviser shall indemnify and hold harmless the Trust, the Portfolio, and the Investment Adviser from any loss, cost, expense or damage resulting from the failure of the descriptive information furnished by the Sub-Adviser to be accurate in all material respects at the time provided or the failure of the Sub-Adviser to comply in all material respects with the investment objectives and policies and restrictions as set forth in the Trust's registration statements as amended from time to time.

     13.  Duration, Renewal, Amendment, and Termination. (a) This Agreement
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shall become effective on the date first written above and shall remain in force for a period of two (2) years from such date, and from year to year thereafter but only so long as such continuance is specifically approved at least annually by the Investment Adviser, and (i) by the vote of a majority of the Trustees who are not interested persons of the Investment Adviser or the Sub-Adviser, cast
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in person at a meeting called for the purpose of voting on such approval and by a vote of the Trustees or (ii) by the vote of a majority of the outstanding voting securities of the Portfolio. The aforesaid provision that this Agreement may be continued "annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

          (b) This Agreement may be amended at any time, but only by written agreement between the Investment Adviser and the Sub-Adviser, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the 1940 Act, subject to any applicable exemptive order of the SEC modifying the provisions of the 1940 Act with respect to approval of amendments of this Agreement.

          (c) This Agreement: (i) may at any time be terminated without the payment of any penalty either by vote of the Trustees or by vote of a majority of the outstanding voting securities of the Portfolio, on sixty (60) days' written notice to the Sub-Adviser, (ii) shall immediately terminate in the event of its assignment; and (iii) may be terminated by the Sub-Adviser on sixty (60) days' written notice to the Investment Adviser and by the Investment Adviser on sixty (60) days' written notice to the Sub-Adviser.

          (d) As used in this Section 12, the terms "assignment," "interested person," and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the SEC.

          (e) All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed given, if delivered personally, on the day delivered or if mailed by certified or registered mail, postage prepaid, return receipt requested, three (3) days after placement in the United States mail, to the addresses below:

               If to Investment Adviser:
               C. Douglas Kelso, III
               c/o First Tennessee Bank National Association
               4990 Poplar Avenue, Third Floor
               Memphis, TN 38117

               If to Sub-Adviser:
               A. David Martin, President
               Martin & Company, Inc.
               Two Centre Square, Suite 200
               625 South Gay St.
               Knoxville, TN 37902

               If to Trust:
               c/o James V. Hyatt, Esq.
               ALPS Mutual Funds Services, Inc.
               370 17th St., Suite 3100
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               Denver, CO 80302

     14.  Limitation on Liability.  The Sub-Adviser is hereby expressly put on
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notice of the limitation of shareholder liability as set forth in the
Declaration of Trust and agrees that obligations assumed by the Portfolio pursuant to this Agreement shall be limited in all cases to the Portfolio and its assets. Sub-Adviser agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Portfolio, nor from the Trustees or any individual Trustee of the Portfolio.

     15.  Miscellaneous.  The captions in this Agreement are included for
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convenience of reference only and in no way define or delimit any provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Tennessee without giving effect to the choice of laws provisions thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the day and year first above-written.

                                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                   By:____________________________________
                                   Name:     C. Douglas Kelso, III
                                   Title:    Senior Vice President


                                   MARTIN & COMPANY, INC.


                                   By:____________________________________
                                   Name:     A. David Martin
                                   Title:    President